      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1997


                                                      REGISTRATION NO. 333-19591
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 4

                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
               AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

                      DELAWARE                                              75-2683929
           (State or other jurisdiction of                               (I.R.S. Employer
           incorporation or organization)                               Identification No.)
               700 NORTH PEARL STREET                                   MICHAEL N. MABERRY
                     SUITE 2400                        C/O AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION
                    L.B. NO. 342                                      700 NORTH PEARL STREET
                 DALLAS, TEXAS 75201                                 SUITE 2400, L.B. NO. 342
                   (214) 953-7700                                       DALLAS, TEXAS 75201
     (Address, including zip code, and telephone                          (214) 953-7700
    number, including area code, of registrant's         (Name, address, including zip code, and telephone
            principal executive offices)                 number, including area code, of agent for service
                                                                  with respect to the Registrant)

                             ---------------------
                                   Copies to:
                                 DAVID BARBOUR
                             ANDREWS & KURTH L.L.P.
                            4400 THANKSGIVING TOWER
                              DALLAS, TEXAS 75201
                                 (214) 979-4400
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and pursuant to Rule 415.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the Prospectus Supplement is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE


==================================================================================================================
                                                          PROPOSED              PROPOSED
                                                           MAXIMUM              MAXIMUM
                                      AMOUNT              OFFERING             AGGREGATE             AMOUNT OF
PROPOSED TITLE OF SECURITIES          TO BE               PRICE PER             OFFERING           REGISTRATION
TO BE REGISTERED                    REGISTERED             UNIT(1)              PRICE(1)              FEE(2)
------------------------------------------------------------------------------------------------------------------
Mortgage Pass-Through
  Certificates...............     $2,000,000,000            100%             $2,000,000,000         $606,060.61
==================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.


(2) $303.03 of which was previously paid to the Commission on January 10, 1997 in connection with the initial filing of the Registration Statement, and $605,757.58 of which is due with the filing of this Amendment No. 4 to the Registration Statement.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE


     The purpose of this Amendment No. 4 to the Registration Statement is to increase the Amount to be Registered set forth on the cover page of the Registration Statement and to provide the information required under Item 14 of
Part II of the Registration Statement.

                                    PART II

INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions*, are as follows:


Registration Fee -- Securities and Exchange Commission......  $  606,060.61
Printing and Engraving Expenses.............................     200,000.00
Accounting Fees and Expenses................................     175,000.00
Legal Fees and Expenses.....................................     500,000.00
Trustee Fees and Expenses...................................      50,000.00
Rating Agency Fees..........................................   1,000,000.00
Miscellaneous Expenses......................................     100,000.00
                                                              -------------
          Total.............................................  $2,631,060.61
                                                              =============


---------------


* To be provided for each Series of Securities on the cover page of the related Prospectus Supplement.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the proposed form of Underwriting Agreement to be filed as Exhibit
1.1 hereto, the Underwriter will be obligated under certain circumstances to indemnify officers and directors of AMRESCO Commercial Mortgage Funding I Corporation (the "Company") who sign the Registration Statement, and certain controlling persons of the Company, against certain liabilities, including liabilities under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

     The Company's Certificate of Incorporation provides for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

     The Pooling and Servicing Agreement will provide that no director, officer, employee or agent of the Company will be liable to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to the Pooling and Servicing Agreement, except for such person's own misfeasance, bad faith or gross negligence in the performance of duties. The Pooling and Servicing Agreement will provide further that, with the exceptions stated above, any director, officer, employee or agent of the Company will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement), (ii) incurred in connection with any violation by him or her of any state or federal securities law or (iii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

ITEM 16. EXHIBITS

        EXHIBIT
         NUMBER
        -------
           1.1           -- Form of Underwriting Agreement(3)
           3.1           -- Certificate of Incorporation of the Company(1)
           3.2           -- By-Laws of the Company(1)
           4.1           -- Form of Pooling and Servicing Agreement(2)
           4.2           -- Form of Loan Sale Agreement(2)
           5.1           -- Opinion of Andrews & Kurth L.L.P. regarding the legality of the Certificates(2)
           8.1           -- Opinion of Andrews & Kurth L.L.P. regarding tax
                            matters(2)
          23.1           -- Consent of Andrews & Kurth L.L.P. (included as part of
                            Exhibits 5.1 and 8.1 hereto)(2)
          24.1           -- Power of Attorney(1)

---------------

(1) Previously filed with the Commission as an exhibit to the Registrant's Form S-3 Registration Statement (File No. 333-19591) on January 10, 1997 and incorporated by reference herein.

(2) Previously filed with the Commission as an exhibit to the Registrant's Amendment No. 1 to Form S-3 Registration Statement (File No. 333-19591) on February 24, 1997 and incorporated by reference herein.

(3) Previously filed with the Commission as an exhibit to the Registrant's Amendment No. 2 to Form S-3 Registration Statement (File No. 333-19591) on April 7, 1997 and incorporated by reference herein.

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that no such post-effective amendment shall be required if the information which would be required by clauses (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to Registration Statement No. 333-19591 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 6th day of June 1997.


                                            AMRESCO COMMERCIAL MORTGAGE
                                            FUNDING I CORPORATION

                                            By:    /s/ MICHAEL N. MABERRY
                                              ----------------------------------
                                                      Michael N. Maberry
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                     DATE
                      ---------                                      -----                     ----

              /s/ ROBERT H. LUTZ, JR.*                 Director (Chairman of the Board of  June 6, 1997
-----------------------------------------------------    Directors) and Chief Executive
                 Robert H. Lutz, Jr.                     Officer (Principal Executive
                                                         Officer)

               /s/ MICHAEL N. MABERRY                  President                           June 6, 1997
-----------------------------------------------------
                 Michael N. Maberry

                /s/ BARRY L. EDWARDS*                  Director, Executive Vice President  June 6, 1997
-----------------------------------------------------    and Chief Financial Officer
                  Barry L. Edwards                       (Principal Financial Officer)

              /s/ ROBERT L. ADAIR III*                 Director and Executive Vice         June 6, 1997
-----------------------------------------------------    President
                 Robert L. Adair III

               /s/ RONALD B. KIRKLAND*                 Vice President and Chief            June 6, 1997
-----------------------------------------------------    Accounting Officer (Principal
                 Ronald B. Kirkland                      Accounting Officer)

             By: /s/ MICHAEL N. MABERRY
  -------------------------------------------------
                 Michael N. Maberry
                  Attorney-in-fact